Exhibit 99.1

Advent Software Achieves Record Quarterly Revenue of $64.0 Million, a 22% Increase Over Prior Year

Company Also Announces Strong Quarterly Operating Cash Flow of $25.8 Million

SAN FRANCISCO – July 29, 2008 – Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the investment management industry, announced today its financial results for the second quarter ended June 30, 2008.

“We are delighted to report that Advent had another outstanding quarter that included record revenue, as well as strong operating cash flow, term license contract value and other bookings,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.  “We are seeing tremendous growth internationally and continued demand in the U.S.  We are in the midst of another terrific year and believe we are well positioned for future growth and profitability.”

GAAP RESULTS

The Company reported record revenue of $64.0 million for the second quarter of 2008, compared to $52.4 million in the second quarter of 2007, a 22% increase.

Income from operations for the second quarter of 2008 was $5.1 million, or 8% of revenue, which represented an increase of 67% compared with $3.0 million, or 6% of revenue, in the second quarter of 2007.

Net income for the second quarter of 2008 was $7.4 million compared to net income of $5.1 million in the second quarter of 2007, a 44% increase.

On a fully diluted basis, earnings per share in the second quarter of 2008 were $0.26 and represent a 43% increase from diluted earnings per share of $0.18 in the second quarter of 2007.

Cash flow from operations in the second quarter of 2008 was $25.8 million, compared with $12.0 million in the second quarter of 2007.  Cash and cash equivalents totaled $82.4 million as of June 30, 2008, compared to $58.0 million as of March 31, 2008.

Deferred revenues as of June 30, 2008 were $130.6 million, compared to $122.9 million as of March 31, 2008.

NON-GAAP RESULTS

Non-GAAP income from operations for the second quarter of 2008 was $9.4 million, resulting in non-GAAP operating margin of 15%. This represents a 27% increase compared to non-GAAP income from operations of $7.4 million and non-GAAP operating margin of 14% in the second quarter of 2007.

On a non-GAAP basis, net income for the second quarter of 2008 was $6.2 million, or $0.22 per diluted share, which represented an increase of 26% compared with $4.9 million, or $0.18 per diluted share, for the second quarter of 2007.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

SECOND QUARTER HIGHLIGHTS

•                  Operating Cash Flow:  Advent’s operating cash flow was $25.8 million for the second quarter of 2008.  The four quarter trailing growth rate was 40%.  Days sales outstanding (DSO) were 59 days in the second quarter of 2008 versus 67 days during the same period last year.

•                  TIAA-CREF:  Advent was selected by TIAA-CREF, the leading provider of retirement services in the academic, medical and cultural fields, to build an innovative service to address new regulatory challenges faced by 403(b) retirement plan administrators.  The service will leverage Advent’s custodial data infrastructure (ACD) to aggregate data from multiple vendors to help prevent non-compliant transactions before they occur and enable plan providers to verify compliance.

•                  Term License Growth:  Advent’s term license contract value (TCV), including migrations, was $21.2 million for the second quarter of 2008.  With an average term of 3.1 years, the corresponding annual contract value (ACV) was approximately $6.9 million, an increase of 9% over the same period last year.  When fully implemented, the term license contracts signed in the second quarter will add an additional $6.9 million to annual term license revenue.  The four quarter trailing growth rates for TCV and ACV were 55% and 47%, respectively.  It should be noted the TIAA-CREF contract is for data services, rather than a term license, and as such is not included in term license contract value, however, after meeting certain milestones and acceptance, the expected total value of that contract exceeds the term license contract value reported for the second quarter of 2008.

•                  Customer Momentum for APX and Geneva®:  Advent saw continued momentum in customer wins for its award-winning portfolio accounting platforms.  The Company sold a second quarter record of 25 Advent Portfolio Exchange® (“APX”) contracts, bringing the total number of APX contracts sold to 237 worldwide.  Advent also sold 12 new Geneva® contracts, bringing the total number of Geneva® contracts sold to 176 worldwide.

Advent has also announced that its Chief Financial Officer, Craig Collins, has left the Company.  Mr. Collins will spend more time with family and pursue other opportunities.  Mr. Collins has made himself available as required to help in any transition. In the interim, Chief Executive Officer Stephanie DiMarco will be responsible for the operations of Advent’s finance department.  Jim Cox, Advent’s Vice President and Corporate Controller, has been named Advent’s Principal Accounting Officer.

FINANCIAL GUIDANCE

All 2008 guidance figures shown in the table below represent increases from previous guidance.

	Q308	FY08
Total Revenue ($M)	$64-$66	$254-$258
Non-GAAP Operating Margin	n/a	15%-17%
Non-GAAP Diluted EPS ($)	n/a	$0.91-$1.03
GAAP Diluted EPS ($)	n/a	$0.58-$0.70
Operating Cash Flow ($M)	n/a	$70 - $73

•                  The effective tax rate for the full year 2008 remains in the range of 30% to 35%, assuming the R&D tax credit is not renewed by Congress and 35% is used for the Company’s calculations of non-GAAP diluted EPS.

•                  Diluted weighted average shares outstanding are still expected to increase by approximately 0.5% to 1.0% per quarter, excluding the impact of any potential share repurchase and 0.75% growth in diluted weighted average shares outstanding is used for guidance purposes.

Please refer to the tables at the end of this release for the reconciliation between GAAP and non-GAAP financial measures.

INVESTOR CALL

Advent Software, Inc. will host its Q2 2008 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q2 2008 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 888-812-3873 and request conference ID #55226469.  A replay will be available through midnight, August 5, 2008, by calling 800-642-1687 and referencing conference ID #55226469.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology and manage investments totaling nearly US $18 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, our growth internationally and demand in the US, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in results and future growth rates; continued market acceptance of our APX, Geneva® and Moxy® products; the successful development and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2007 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo, Advent Portfolio Exchange, Geneva and Moxy are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

# # #

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	June 30	December 31
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$82,443	$49,589
Accounts receivable, net	41,401	47,574
Deferred taxes, current	10,288	10,288
Prepaid expenses and other	19,949	19,577

Total current assets	154,081	127,028
Property and equipment, net	33,558	27,779
Goodwill	108,600	106,520
Other intangibles, net	7,644	9,376
Deferred taxes, long-term	70,980	70,981
Other assets, net	11,122	10,645

Total assets	$385,985	$352,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,417	$4,382
Accrued liabilities	23,734	29,328
Deferred revenues	124,287	115,398
Income taxes payable	3,065	1,086

Total current liabilities	158,503	150,194
Deferred income taxes	811	998
Deferred revenues, long-term	6,336	4,939
Other long-term liabilities	16,195	16,352

Total liabilities	181,845	172,483

Stockholders’ equity:
Common stock	268	265
Additional paid-in capital	338,843	326,964
Accumulated deficit	(151,695)	(161,685)
Accumulated other comprehensive income	16,724	14,302

Total stockholders’ equity	204,140	179,846

Total liabilities and stockholders’ equity	$385,985	$352,329

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007

Net revenues:
Term license, maintenance and other recurring	$50,838	$42,012	$99,977	$79,736
Perpetual license fees	5,242	5,689	10,867	11,616
Professional services and other	7,947	4,675	14,656	9,003

Total net revenues	64,027	52,376	125,500	100,355

Cost of revenues (1):
Term license, maintenance and other recurring	11,379	9,048	22,313	18,080
Perpetual license fees	224	219	541	414
Professional services and other	8,519	6,415	16,245	12,288
Amortization of developed technology	732	322	1,454	686

Total cost of revenues	20,854	16,004	40,553	31,468

Gross margin	43,173	36,372	84,947	68,887

Operating expenses (1):
Sales and marketing	15,626	13,985	31,016	26,874
Product development	13,008	10,816	25,898	20,672
General and administrative	9,232	7,837	18,459	16,621
Amortization of other intangibles	242	466	729	940
Restructuring charges	(1)	227	55	789

Total operating expenses	38,107	33,331	76,157	65,896

Income from operations	5,066	3,041	8,790	2,991
Interest income and other income, net	3,559	3,868	3,786	4,386

Income before income taxes	8,625	6,909	12,576	7,377
Provision for income taxes	1,270	1,814	2,586	1,843

Net income	$7,355	$5,095	$9,990	$5,534

Net income per share:
Basic	$0.28	$0.19	$0.37	$0.21
Diluted	$0.26	$0.18	$0.36	$0.20

Weighted average shares used to compute net income per share:
Basic	26,712	26,519	26,641	26,950
Diluted	28,119	27,754	28,046	28,256

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$323	$328	$613	$575
Cost of professional services and other revenues	258	182	495	357
Total cost of revenues	581	510	1,108	932

Sales and marketing	1,099	1,167	2,137	2,136
Product development	1,009	900	1,880	1,637
General and administrative	1,172	1,005	2,127	2,123
Total operating expenses	3,280	3,072	6,144	5,896

Total stock-based employee compensation expense	$3,861	$3,582	$7,252	$6,828

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Six Months Ended June 30
	2008	2007
Cash flows from operating activities:
Net income	$9,990	5,534
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,252	6,828
Depreciation and amortization	6,220	5,426
Loss on dispositions of fixed assets	2	49
Provision for doubtful accounts	485	51
Provision for (reduction of) sales returns	4	(315)
Gain on investments	(3,393)	(4,265)
Other-than-temporary loss on private equity investment	—	585
Deferred income taxes	(187)	(132)
Other	3	(5)
Effect of statement of operations adjustments	10,386	8,222
Changes in operating assets and liabilities:
Accounts receivable	5,688	2,704
Prepaid and other assets	(571)	(2,833)
Accounts payable	3,034	599
Accrued liabilities	(5,870)	(685)
Deferred revenues	10,282	10,695
Income taxes payable	2,100	1,556
Effect of changes in operating assets and liabilities	14,663	12,036

Net cash provided by operating activities	35,039	25,792

Cash flows from investing activities:
Net cash used in acquisitions	—	(1,022)
Purchases of property and equipment	(9,777)	(5,337)
Capitalized software development costs	(420)	(514)
Proceeds from sale of private equity investments	3,393	11,621
Sales and maturities of marketable securities	—	24,921
Change in restricted cash	(248)	(359)

Net cash provided by (used in) investing activities	(7,052)	29,310

Cash flows from financing activities:
Proceeds from exercises of employee stock options	3,240	13,074
Withholding taxes related to equity award net share settlement	(1,271)	(33)
Proceeds from common stock issued under the employee stock purchase plan	2,576	1,829
Repurchase of common stock	—	(91,157)
Proceeds from long term borrowing	—	25,000

Net cash provided by (used in) financing activities	4,545	(51,287)

Effect of exchange rate changes on cash and cash equivalents	322	58

Net change in cash and cash equivalents	32,854	3,873
Cash and cash equivalents at beginning of period	49,589	30,187

Cash and cash equivalents at end of period	$82,443	$34,060

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Three Months Ended June 30, 2008
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$43,173	67%	$5,066	8%	$7,355

Amortization of acquired developed technology	198		198		198
Amortization of other acquired intangibles	—		242		242
Stock-based compensation - cost of revenues	581		581		581
Stock-based compensation - operating expenses	—		3,280		3,280
Restructuring charges	—		(1)		(1)
Equity investment adjustment	—		—		(3,393)
Income tax adjustment for non-GAAP (1)	—		—		(2,066)

Non-GAAP	$43,952	69%	$9,366	15%	$6,196

Diluted net income per share
GAAP					$0.26
Non-GAAP					$0.22

Shares used to compute diluted net income per share					28,119

	Three Months Ended June 30, 2007
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$36,372	69%	$3,041	6%	$5,095

Amortization of acquired developed technology	72		72		72
Amortization of other acquired intangibles	—		466		466
Stock-based compensation - cost of revenues	510		510		510
Stock-based compensation - operating expenses	—		3,072		3,072
Restructuring charges	—		227		227
Equity investment adjustment	—		—		(3,662)
Income tax adjustment for non-GAAP (1)	—		—		(844)

Non-GAAP	$36,954	71%	$7,388	14%	$4,936

Diluted net income per share
GAAP					$0.18
Non-GAAP					$0.18

Shares used to compute diluted net income per share					27,754

(1)	The estimated non-GAAP effective tax rate was 35% for the three months ended June 30, 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected GAAP Operating Income % and Diluted Earnings Per Share

to Non-GAAP Operating Income % and Diluted Earnings Per Share

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of operating income and diluted earnings per share, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. These presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended December 31, 2008
	Operating Income %			Diluted Earnings Per Share

Projected GAAP	8%	to	10%	$0.58	to	$0.70

Projected amortization of acquired developed technology
and other acquired intangible asset adjustment			1%			$0.07
Projected stock based compensation adjustment			6%			$0.54
Projected restructuring charges adjustment			0%			$0.00
Projected in-process research and development adjustment			0%			$0.01
Projected investment activity adjustment			n/a			$(0.12)
Projected income tax adjustment for non-GAAP (1)			n/a			$(0.17)

Projected non-GAAP	15%	to	17%	$0.91	to	$1.03

(1)

The projected estimated non-GAAP effective tax rate is 35% for the twelve months ended December 31, 2008 is 35% and has been used to adjust the projected provision for income taxes for non-GAAP purposes.